Exhibit 10.3.1

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

That part of Outlot A, BASS CREEK BUSINESS PARK 3RD ADDITION, according to the recorded plat thereof, Hennepin County, Minnesota, lying northerly of a line described as commencing at the northeast corner of said Outlot A; thence South 0 degrees 09 minutes 55 seconds West, assumed bearing along the east line of said Outlot A, a distance of 648.94 feet to the point of beginning of the line to be described; thence North 89 degrees 39 minutes 17 seconds West a distance of 812.35 feet; thence North 48 degrees 05 minutes 42 seconds West a distance of 29.38 feet; thence on a bearing of West a distance of 954.51 feet to the west line of said Outlot A and said line there terminating.

The above metes and bounds description was prepared prior to the recording of the proposed plat of BASS CREEK BUSINESS PARK 4TH ADDITION and is intended to describe proposed Lot 4, Block 1, BASS CREEK BUSINESS PARK 4TH ADDITION.

87

EXHIBIT “B”

OUTLINE PLANS AND SPECIFICATIONS

88

OUTLINE SPECIFICATIONS

for the

DESIGN AND CONSTRUCTION

of the

CNT CORPORATE HEADQUARTERS

at

Nathan Lane - Bass Creek Business Park

Plymouth, Minnesota

for

OPUS NORTHWEST, L.L.C.

Prepared by:

OPUS NORTHWEST L.L.C.

July 16, 1998

Revised August 18, 1998

Revised August 31, 1998

Revised September 8, 1998

Revised September 18, 1998

Revised September 21, 1998

Outline Specifications	CNT Corporate Headquarters
September 21, 1998

1000. GENERAL CONDITIONS

This specification and the accompanying drawings prepared by Opus Architects & Engineers outline the scope of work for the design and construction of the an approximate 190,000 sq. ft. gross office, assembly, lab, and storage facility in Plymouth, Minnesota, Opus Architects and Engineers will prepare a complete set of certified final working drawings and specifications in accordance with these proposal documents. Opus will furnish all labor, materials, equipment and supervision necessary for the construction of the facility defined by these documents.

General Condition Costs: The Opus General Condition costs include the following items: field supervision, project management, project layout, mobilization, construction utilities, general liability insurance, builders risk insurance, city permit charges, construction quality control testing, safety related activities, trash disposal, equipment rental, trailer rental, sanitation facilities, telephone, utility charges, temporary heating and enclosure provisions, security provisions, hoisting, bonds, and messenger service fees.

All General Condition costs associated with the Tenant Improvement work to be included as part of the Tenant Improvement Allowance.

2000. SITE WORK

2200.

Earthwork-Grading: Opus will excavate, backfill, rough and fine grade as necessary for the building pad and to achieve proper site drainage in accordance with the recommendations of the Soils Engineer. All earthwork will be observed, tested and approved by an independent soils engineer.

2300.	Exterior Utilities: The following site utilities are included with this proposal:

Water Service: A 8” water service will be provided from the city water source located in the street ROW. This service will Provide the water required for all domestic and fire protection needs of the building. Fire hydrants will be provided on site per the requirements of the City of Plymouth Fire Marshal.

Sanitary Service: A sanitary sewer line will be provided from the city sewer main. The sanitary sewer line will be standard PVC plastic or standard strength vitrified clay sewer pipe with code approved manholes and castings.

Storm Drainage: An on-site storm sewer system will be provided utilizing catch basins, manholes, underground piping and sheet drainage as necessary for proper site drainage. The storm sewer will be PVC or reinforced concrete pipe with catch basins and manholes as required by code and the governing watershed district. All catch basins will have heavy duty grates.

Telephone, gas, cable & electric utilities: Opus will coordinate the service entrances and construction schedule with these utility companies to provide complete and operable systems. The materials and workmanship for utility work shall conform to the standards of each utility company. A 4” PVC conduit will be provided from the property line to the building for use of the telephone company.

2140.	Bituminous Paving: Opus will construct all bituminous parking lots and driveways as shown on the attached site plan. All bituminous paving will conform to Minnesota

OPUS	Page 1 of 11

Outline Specifications	CNT Corporate Headquarters
September 21, 1998

Highway Department Specification 2341 over a Class 5 crushed limestone base. The parking lot area will be constructed utilizing 3” bituminous mat over a 6” class 5 base in the parking areas and 4” of bituminous over 8” of class 5 base in the heavy duty/truck traffic areas. All pavement will be striped to indicate parking stalls, handicapped parking locations, median lines and other traffic control features.

2131.

Concrete Curb & Gutter: An integral B612 concrete curb and gutter section will be provided at the perimeter of all parking areas, driveways and landscaped islands. The concrete will be air entrained and all work will be properly jointed for thermal movement.

2400.

Concrete-Site work: Exterior concrete sidewalks will be provided at the front entrance and south entrance as shown on the site plan. A concrete sidewalk shall also be provided at the lunchroom patio. Total size of patio to be 2,000 square feet. The concrete will be 4” thick, air entrained, reinforced with welded wire mesh and will receive a light broom finish.

2173.

Exterior Signage Allowance: An allowance of $10,000 is provided to cover all site related signage to include: building address, company identification, reserved parking, handicapped parking, vehicle information, no parking and stop signs. This allowance also includes any monuments and lighting of signs.

2150.

Landscape and Irrigation Allowance: An allowance of $130,000 is included for landscaping, lawn irrigation and special hardscape items. Lawn areas to receive sod and seed will be prepared with a minimum of 4” of top soil material.

3000. BUILDING STRUCTURE

3200.

Concrete-Foundation: A complete concrete foundation design will be prepared and certified by Opus Architects and Engineers. The design will consist of spread footings at the building perimeter and interior column footings based upon a soil bearing capacity of 4,000 psf. All concrete for the footings and foundation walls will have a minimum compressive strength of 3,000 psi at 28 days. Reinforcing steel will be provided as required by the structural design.

3151.

Structural Steel and Erection: The structural steel framing system for the base building will conform to the standards of ACI, ASTM, SJI, and applicable building regulations. It will consist of steel column and beams, metal floor and roof deck, and composite concrete floor slabs. Column spacing will be consistent with the architectural floor plans. The floor to floor height will be approximately 14’-8” to accommodate typical finished ceiling heights of 10’-0”. Floors will be designed to accommodate a 100 psf floor loading (80 psf live load plus 20 psf partition load). Supported floor deflection to be no greater than L/360 or 1”. Floors shall be left in a condition suitable to receive carpet or VCT installed as part of CNT’s Tenant Improvement work. Any floor patching or leveling required to install VCT or carpet will be provided for as part of the building shell.

3160.	Fireproofing: Structural steel members will receive fireproofing in accordance with the minimum requirements of applicable building codes.

3300.	Concrete Slab-On-Grade: Slabs-on-grade will consist of 4” thick concrete reinforced with welded wire mesh. Slab-on-grade to have a floor loading capacity of 250 psf.

OPUS	Page 2 of 11

Outline Specifications	CNT Corporate Headquarters
September 21, 1998

4000. BUILDING ENCLOSURE

4148.	Overhead Doors: Four (4) manually operated, insulated, metal panel, 9'-0" x 8'-0", overhead doors will be provided at the dock area.

4151.

Roofing: Opus will install a 4-ply built-up roof insulated to provide an overall U-value for the roofing system of 0.045 to comply with the Minnesota Energy Code. The roof and associated work will be guaranteed by the Roofing Subcontractor for a period of twenty (20) years in accordance with the terms and conditions of the industry standard roof leakage guarantee.

All roof areas will slope to interior roof drains discharging to the storm sewer. Perimeter overflow wall scuppers will be provided as required by code and the local building official. A minimum of 1/8" per foot slope is to be provided for all roof areas. All roof edge fascias will be pre-finished metal. All flashings hidden from ground level view will be galvanized metal. Roof access will be provided via a ships ladder to a roof hatch.

4161.

Glass & Glazing: The enclosure glass and glazing system will consist of 1" tinted Low E thermopane glass units set in an anodized, thermally broken, aluminum window frame system. Medium stiled 9 foot high anodized aluminum entrance doors will be provided at the main and secondary entrance vestibules as shown on the floor plans.

4170.	Window Washing System: No special provisions for an exterior window washing system are included for the base building.

4200.

Carpentry-Enclosure: Opus will furnish and install all labor, materials and equipment associated with the enclosure carpentry. Work in this section includes but is not limited to the following items: perimeter roof cants; roof curbs for equipment; blocking and backing for the window frame system; overhead door bucks; etc.

4300.

Brick Veneer: Opus will construct the exterior wall system utilizing a brick veneer with an insulated metal stud back-up system. The brick veneer will consist of Jumbo face brick, 4" x 4" x 12". The accent bands shall be constructed from Mankato-Kasota “Golden Buff” stone. Stone accent bands shall be split face and will come in approximately 30" lengths.

5000. MECHANICAL

5102.

Fire Protection Sprinkler System: A complete automatic fire protection sprinkler system will be provided for the building in accordance with the applicable codes and the City Fire Marshal. All necessary piping, valves and specialties will be included to provide a complete system.

Concealed sprinkler heads will be utilized in the finished spaces. Sprinkler head spacing will be installed based on tenant’s fit plan, assuming such fit plan consists of 63% open office area and 37% private office area. Brass upright heads will be utilized in the unfinished areas.

Pre-action systems, dry systems, and other special fire protection systems or panels, are to be a part of the Tenant Improvement Work.

OPUS	Page 3 of 11

Outline Specifications	CNT Corporate Headquarters
September 21, 1998

5120.

Plumbing: Opus will have designed and installed a complete plumbing system for all fixtures as shown on the architectural floor plans and as required by code. The system will include: sanitary waste and vent piping; hot and cold water piping; commercial quality wall hung fixtures equal to American Standard or Kohler; and electric water coolers located outside the toilet rooms.

One (1) janitor’s receptor will be provided in each janitor’s closet. Floor drains will be provided in each toilet room and each janitor’s closet.

5130.

Heating, Ventilating and Air Conditioning: A complete variable air volume system designed in accordance with local codes and ASHRAE requirements will be provided to serve the building heating, ventilating and air conditioning (HVAC) requirements.

The HVAC system will be designed to maintain 72 degrees Fahrenheit at ASHRAE 99% design conditions for heating and to maintain 74 degrees Fahrenheit dry bulb at ASHRAE 1% design conditions for cooling. For HVAC load calculations, average occupancy will be based upon 150 gsf per person, 1.5 watts per gsf for lighting, and 2 watts per gsf for office equipment loads, and 4 watts per gsf for equipment in the Lab areas. The Lab areas shall comprise approximately 12,000 square feet of the building. The HVAC system will be designed for these loads plus 30% additional capacity for future requirements. This includes ductwork mains, piping, and air handling units. Valved tees in piping systems or capped ductwork stubs shall be provided at regular intervals to facilitate installation of future equipment.

The primary VAV system will consist of packaged rooftop air handling units with integral evaporative DX cooling. Equipment is to be equal to that manufactured by Mammoth, McQuay or Trane. Each unit will contain multiple scroll compressors and a variable volume centrifugal fan. Each of the air handling units will have double-wall construction, variable frequency drives, a single point disconnect switch, an exhaust fan with 0-100% capacity (economizer) control, DX evaporator (cooling) coil, 65% efficiency IAQ filters, a stainless steel drain pan, low leak fresh air dampers, high efficiency 60 HP supply and 30 HP exhaust fan motors, extended grease lines, access doors and direct digital controls.

Fresh air will be provided through the air handling units in accordance with ASHRAE Standard #62-89 but in any case in sufficient quantity to provide a minimum of 20 CFM per person or to make-up all required exhaust, whichever is greater. Humidification is not included within the scope of the base building work.

Conditioned air will be supplied to all conditioned spaces from the air handling units at a temperature of approximately 55 degrees Fahrenheit through insulated, medium pressure, sheet metal ductwork designed in accordance with SMACNA standards to shutoff VAV boxes serving interior zones and fan-powered VAV boxes with electric heating elements serving exterior zones.

Primary trunk ducts from the air handlers, secondary ductwork, VAV boxes, diffusers and return air grilles as well as the sensors and connections to terminal devices for the direct digital control energy management system will be provided for each zone as called for herein. Fire dampers will be provided as required by applicable codes. Supplementary electric cabinet unit heaters will be provided at entry ways and stairways.

OPUS	Page 4 of 11

Outline Specifications	CNT Corporate Headquarters
September 21, 1998

Office and Lab areas shall not exceed a sound criteria of NC35. All other areas shall meet current SMACNA and ASHRAE recommendations.

VAV boxes will be pressure independent type, Environmental Technologies SSD-II or equivalent Titus, Carnes, or Trane units. Each VAV box minimum limit shall be set to deliver the minimum amount of outside air required by the number of people programmed for each zone. VAV box controls and damper operators shall be electric.

VAV boxes will be zoned by exposure and occupancy requirements. One zone is to be provided for each approximately 1,300 square feet. Each VAV box will be served by an individual direct digital controller/sensor combination. Zone sensors may be located in private offices, conference and training rooms, or in open office areas as determined by the mechanical engineer. VAV boxes will be located above the lay-in tile ceilings in easily accessible spaces, avoiding lights and plumbing.

A direct digital control system will be provided complete and will be Johnson Controls, Barber-Colman, Andover, Landis & Gyr/Powers, Honeywell or Trane. It will include a central system controller/PC workstation combination and will provide the following control functions:

•  On-Off scheduling and status of all HVAC equipment.

•  Operating hours optimization.

•  Supply air temperature optimization.

•  Zone temperature control and monitoring.

•  System control point monitoring.

•  Ventilation (outside) air controls.

•  Exhaust systems.

Exhaust systems will be provided for the toilet rooms, janitor’s closets, and mechanical room as required by code. Toilet room exhaust fans are to empty into the exterior.

VAV boxes, distribution ductwork and diffusers shall be installed for 141 interior and exterior zones. The number of zones equates to 1 zone per 1,300 SF of rentable area. No zone shall exceed 1800 cfm. A total of 564 4' slot diffusers shall be provided for these zones. This equates to an average of 4 diffusers per zone, with a maximum of 500 cfm per diffuser. The VAV boxes, distribution ductwork, and diffusers will be installed to accommodated CNT’s office layout provided the number of zones and diffusers do not exceed 141 interior and exterior zones and 564 (4')-slot diffusers. Any requirements over and above this quantity of zones and diffusers shall be considered part of the tenant improvement work.

6000. ELECTRICAL

6102.

Electrical: Opus will provide a complete building power distribution system from a utility furnished 277/480 volt, pad mounted transformer. The electrical installation will be complete from the service transformer to the power and lighting panels located in the electrical rooms. Final electrical connections will be provided to all HVAC equipment, lighting systems, special receptacles and general convenience receptacles. The total electric service to the building shall be based on a total building electrical load, including HVAC, of 13 watts per square foot; 2 watts per square foot for lighting; 4 watts per square foot for general power; and 7 watts per square foot for HVAC .

OPUS	Page 5 of 11

Outline Specifications	CNT Corporate Headquarters
September 21, 1998

A 3,000 amp 277/480 volt, 3-phase, 60 HZ main electric service shall be provided. The main switch gear shall be located in the lower level. This service shall be distributed to two (2) electric rooms per floor. Each electric room shall have the following:

•  One (1) 112.5 KVA stepdown transformer, K rated.

•  One (1) 400 amp 120/208 volt, 84 circuit breaker panel board.

•  One (1) 200 amp 277/480 volt, 42 circuit breaker panel board.

•  One (1) 400 amp 277/480 volt distribution board.

Separate telecommunication closets shall be provided on each floor next to each electric room.

Electrical receptacles will be distributed as follows:

•  One (1) GFI duplex in every base building toilet room.

•  Two (2) fourplex receptacles in the loading dock area.

•  One (1) duplex receptacle in the first, second and third floor elevator lobby areas.

•  One dedicated duplex receptacle in each electrical/telephone closet.

TVSS Surge Protection shall be provided at the main distribution panelboard and the 120/208 volt panelboards.

Lighting: Opus will provide a complete lighting system for the shell building. The lighting systems will be in genera1 conformance to the following criteria:

Toilet rooms:

One (1) recessed 2-lamp fluorescent strip fixture with acrylic egg-crate louver shall be provided in the recessed soffit area above the sinks. The remaining area will receive 2' x 4' three lamp fixtures with parabolic louvers electronic ballast’s and T-8 lamps and will be spaced to provide approximately 60 foot-candles.

OPUS	Page 6 of 11

Outline Specifications	CNT Corporate Headquarters
September 21, 1998

Office Area:

Office area (approximately 150,000 SF) shall be provided and installed with Peerless #LD7 Indirect Light Fixtures spaced to provide 50 foot candles of light 30" above the floor. This spacing based on wide open area. Any additional lights required by the addition of walls in the Tenant Improvement work shall be provided as a Tenant Improvement. In lieu of the indirect lighting in the open office area described above, CNT may substitute in conference room areas, 6" recessed incandescent can down-light fixtures with Specular Alzak reflectors. These fixtures to be provided at the rate of l fixture per 36 square feet. These fixtures to be controlled with a wall mounted slide dimmer switch.

Lobby Area:	Lobby area shall be provided with incandescent down-light fixtures controlled with a wall mounted slide dimmer switch.

Lab and Assembly Areas:

Lab and Assembly areas shall be provided with 2' x 4' three lamp fixtures with parabolic louvers, electronic ballast’s and T-8 lamps. One fixture will be provided and installed per 80 square feet of unoccupied floor area.

WarehouseArea:	Warehouse area shall be provided with metal halide light fixtures spaced to provide 50 foot candles of light 30" above the floor.

Emergency egress lighting and code required exit fixtures will be provided as required by the city building and fire officials.

Site lighting will be pole mounted High Pressure Sodium fixtures spaced to provide an average light level of approximately 1.0 FTC with a minimum of 0.03 FTC over the parking area. All site lighting will be controlled by a photocell (to turn on) and time clock (to turn off).

OPUS	Page 7 of 11

Outline Specifications	CNT Corporate Headquarters
September 21, 1998

Special Power Provisions:	The following special power provisions shall be provided:

A.

One (1) 500 KW emergency generator with one (1) transfer switch. Emergency lights and fire alarm system shall be connected to generator. All tenant equipment connections to emergency generator shall be part of the Tenant Improvement work.

	B.	One (1) 30 KVA UPS system and one (1) 40 KVA UPS system. Both systems to have 15 minutes of battery back-up. All distribution beyond UPS systems shall be part of the Tenant Improvement work.

6112.

Fire Alarm System: An intelligent, addressable Fire Alarm System shall be provided in the entire building. Horn and strobe devices shall be provided in all areas based on an open office area. Additional devices required by the addition of interior walls to the Tenant Improvement work shall be provided as part of the Tenant Improvement work.

6114.

Access Control System: A Solitaire electronic access system shall be provided for the shell building. The main entry and other exterior walk-in doors will each receive a keylock electronic cylinder. The system will be controlled with Millennium Access Control Software running on a 486 PC; both the PC and software license is included as part of the shell building.

7000. SPECIALTIES

7102.

Miscellaneous Metals: Three (3) metal stairs with concrete filled treads will be provided as shown on the plan. One ships ladder will be provided for roof access. Pipe bollards will be provided as required at the overhead doors.

7121.

Toilet Accessories, Partitions and Erection: Toilet rooms will receive the following accessories; one tissue dispenser per toilet stall; one sanitary napkin disposal per each women’s toilet stall; one sanitary napkin dispenser per women’s toilet room; one combination paper towel dispenser and waste receptacle per toilet room; one soap dispenser per sink; and handicapped grab bars as required by code.

All toilet partitions will be metal, ceiling hung, with a baked-on enamel finish. Each toilet partition door will be furnished with a chrome latch, coat hook, and rubber bumper. Matching screens will be provided between each urinal.

7128.

Fire Extinguishers & Cabinets: Semi-recessed baked enamel fire extinguisher cabinets with glass fronts and fire extinguishers will be provided in the office areas as required by code and the local authorities.

7130.	Entrance Mats: Entrance mats equal to Pedimat with carpet inserts will be provided at the main entrance vestibule.

OPUS	Page 8 of 11

Outline Specifications	CNT Corporate Headquarters
September 21, 1998

7132.

Window Blinds: Aluminum, horizontal mini blinds with 1" slats will be provided at all exterior windows. Color of blinds shall be selected from manufacturers standard colors. Blinds are not included for the lobby glass.

7144.	Dock Equipment: Four (4) 23,000 pound capacity, manually operated dock leveler complete with dock angles, dock bumpers, and dock seals shall be installed at each dock door.

7171.

Elevators: Opus will furnish and install a complete elevator system for the building consisting of three (3) electric traction passenger elevators each with a load capacity of 3,500 lbs. At a speed of 350 feet per minute. One (1) 4,000 lbs. electric traction Service elevator with a speed of 350 feet per minute shall also be provided. Each elevator will stop at all five floor levels. Building elevators are to be equal to those pre-engineered geared traction elevators manufactured by Otis, Dover, Schindler or Montgomery. The typical elevator car is to be approximately 6'-8" wide x 5'-5" deep with a 7'-4" minimum high ceiling. One elevator car is to be equipped with an 8'-0" minimum high ceiling. The doors will be center opening 3'-6" x 7'-0". Each elevator cab will have suspended ceiling.

There will be a semi-recessed control panel in each car and a position indicator located over the door. Each car will be equipped with call buttons and indicator lights for all levels, an over-head fan and a phone for emergency communications.

Each elevator will have 3'-6" wide by 7'-0" high center opening doors. The door operating mechanisms will be designed for manual operation in the event of power failure. Hoistway entrances are to consist of frames, sills, doors, hangers, hanger supports, hanger covers, fascia plates and all necessary hardware. Typical hoistway entrances are to be painted. An access ladder will be provided to the elevator pit.

8000. INTERIOR WORK

8102.

Construction Clean-up: The final construction clean-up will include: wiping down all doors and walls; dusting light fixtures, window sills and window blinds; vacuuming all carpeted areas; mopping the terrazzo floor areas; a complete cleaning of all toilet rooms; cleaning of windows inside and outside; and sweeping all exposed concrete floors.

8122.	Millwork-Cabinetry: Each toilet room will receive a corian vanity top with set in porcelain ceramic lavatory sinks. Stained oak base shall be provided in main lobby.

8125.	Hollow Metal & Hardware: All doors in the common areas will be 8'-0" high solid core wood with a plain-sliced premium-grade red oak veneer set in painted hollow metal frames.

All door hardware will be equal to Schlage heavy duty with lever handles (to comply with ADA) in a brushed aluminum finish. Locksets will be provided at all exterior doors plus the following rooms: mechanical/electrical rooms, elevator equipment room, shell building storage rooms, shell building janitor’s closets.

8128.

Glass & Glazing-Interior: Toilet room vanity mirrors will extend from the top of vanity to the ceiling and will be full width of the vanity top. In addition, one (1) full length mirror will be provided in each women’s toilet room. No glass sidelights are included at this time.

OPUS	Page 9 of 11

Outline Specifications	CNT Corporate Headquarters
September 21, 1998

8140.

Acoustical Ceilings: An acoustical ceiling shall be furnished and installed in all office, lab, assembly and restroom areas. Acoustical ceiling shall consist of a 2' x 2' x 5/8" reveal edge tile, NRC of .50 to .60 and STC of 35 to 39, equal to Armstrong, set in a standard 1" white painted metal exposed suspension grid system. The office ceiling heights will be 10'-0" in all office areas and 8'-0" in the restroom areas. No ceiling will be installed in the electrical rooms, mechanical rooms, telephone rooms, Janitor rooms, and dock areas.

8150.

Ceramic Tile: All toilet rooms will receive a standard Group 1, 12" x 12", porcelain tile floor and base. All walls around the toilets/urinals will receive full height standard grade glazed 4-1/4" x 4-1/4" nominal size ceramic wall tile. All walls that do not have full height ceramic wall tile will receive a 4-1/4" high bullnosed ceramic base to match the wall tile.

8162.	Carpet/Resilient Flooring: All carpet/resilient flooring shall be part of the Tenant Improvement Allowance and not included in the shell building.

8180.

Paint & Vinyl: Walls in the stair wells will be painted with a flat latex enamel paint. Walls in the toilet rooms (except those covered with ceramic wall tile) will receive vinyl wall covering. An allowance of $1.50 per S.F. was assumed for the installed price of the vinyl wallcovering.

All wood doors will be stained, sealed and varnished. All hollow metal frames and doors will be painted. All pipe bollards and metal stairs will be painted.

8200.	Carpentry-Interior Finish: Interior finish carpentry includes the following items: installation of doors and hardware; installation of toilet room vanities; plus other miscellaneous items.

Drywall-Frame & Rock: All interior partitions will be constructed as shown on the plans, utilizing one layer of 5/8" gypsum wallboard applied to each side of 25 gauge metal stud framing members spaced at 24" o.o. Interior partitions will extend from the floor to the structure. Acoustical wall insulation will be provided at the stair wells and toilet rooms.

Lobby Finish: The first floor main lobby shall be finished with the shell building. Lobby finish shall consist of and epoxy terrazzo floor; 4" high Oak wood base; vinyl wall covering on all walls, material allowance of $20/LY of 54" material; and 2'x2'x3/4" reveal edge acoustical ceiling tile set in a 5/16" fine line ceiling grid,

9000. DESIGN FEE

Opus Architects and Engineers will prepare and certify the architectural, structural and civil engineering drawings for the project. Mechanical and electrical engineering consultation will be provided by Opus Architects and Engineers for the design/build procurement of the mechanical and electrical systems. Interior design services will be limited to selection of base building interior colors and finishes. These selections will be coordinated with the CNT’s interior designer.

OPUS	Page 10 of 11

Outline Specifications	CNT Corporate Headquarters
September 21, 1998

10000. EXHIBITS

Schedule of Drawings: The following drawings are complementary to this outline specification:

Drawings #	Drawings Title	Date
T1.1	Title Sheet	8/14/98
A1.1	Site Plan	8/14/98
L1	Concept Landscape Plan	8/14/98
L2	Plant List & Details	8/14/98
C1	Grading Plan	8/14/98
C2	Utility Plan	8/14/98
C3	Drainage Calculations	8/14/98
C4	Preliminary Plat	8/14/98
C5	Erosion Control Plan	8/14/98
C6	Water Main Plan	8/14/98
C7	Fire Flow Calculations	8/14/98
C8	Sitework Details	8/14/98
C9	Sitework Details	8/14/98
A2.0	Lower Level Floor Plan	8/14/98
A2.1	First Level Floor Plan	8/14/98
A2.2	Second Level Floor Plan	8/14/98
A2.3	Third Level Floor Plan	8/14/98
A2.4	Fourth Level Floor Plan	8/14/98
A2.5	Roof Plan/Penthouse Plan	8/14/98
A3.1	Exterior Elevations	8/14/98
ES1	Electrical Site Plan	8/14/98

11000. ITEMS NOT INCLUDED

The following items are excluded from this scope of work:

•	Any special sound attenuation construction for the window or roof systems.

•	Furniture and office furnishings including demountable or landscape office partitioning, marker boards, projection screens, draperies and vending machines.

•	Cable trays, power poles and under floor electrical duct systems.

•	Central time clock and music, telephone systems, or other internal communications systems or wiring.

•	Furnishing, moving and handling of equipment (computers, CRT’s, computer peripherals, production equipment, etc.)

•	Humidification or dehumidification systems.

•	Special computer room HVAC and electrical systems.

•	All work associated with Tenant Improvements.

End of outline specifications.

OPUS	Page 11 of 11

EXHIBIT “C”

FINAL PLANS AND SPECIFICATIONS

97

EXHIBIT “C-1”

DESIGNATION OF REPRESENTATIVES

For Tenant:        David Jackson

For Landlord:        George Spevacek

98

EXHIBIT “D”

PRELIMINARY FIT PLAN

99

EXHIBIT D

NORTH

TERRACE LEVEL PLAN

FINISH ASSEMBLY / CAFETERIA / EXERCISE

SCALE: 1/32" = 1'-0"

WCL Interiors Inc.

CNT

Computer Network Technology

PRELIMINARY PLAN

1 OF 5

NORTH

1
2

FIRST LEVEL PLAN

ENGINEERING / MAIN ENTRANCE - LOBBY

SCALE: 1/32" = 1'-0"

WCL
Interiors
Inc.

CNT
Computer Network Technology

2 OF 5

NORTH

1/3 SECOND LEVEL PLAN

CUSTOMER SUPPORT / TRAINING / ENGINEERING EXPANSION

SCALE: 1/32" = 1'-0"

WCL Interiors Inc.

CNT

Computer Network Technology

PRINT HISTORY

DATE

PRELIMINARY PLAN

3 OF 5

NORTH

1/4 THIRD LEVEL PLAN

ISD / IT / SC AND MAILROOM - COPY CENTER

SCALE: 1/32" = 1'-0"

WCL Interiors Inc.

CNT Computer Network Technology

PRELIMINARY PLAN

4 OF 5

NORTH

1
5

FOURTH LEVEL PLAN

MARKETING / UU/ DS/ FINANCE / LEGAL / HR / EXECUTIVE BRIEFING

SCALE: 1/32" = 1'-0"

WCL
Interiors
Inc.

Computer Network Technology

PRELIMINARY PLAN

5 OF 5

EXHIBIT “E”

PERMITTED ENCUMBRANCES

1.	Real estate taxes and assessments due and payable in 1998 and subsequent years on Tax Parcel No. 01-118-22-14-0003.

2.	Restrictions, covenants and conditions as evidenced by Document No. 2564910 (Declaration of Development Standards and Protective Covenants), dated October 27, 1994, filed November 3, 1994.

3.	Utility and drainage easement(s) as shown on the recorded plat of Bass Lake Corporate Center Addition.

4.	Utility and drainage easement(s) as shown on the recorded plat of Bass Creek Business Park 3rd Addition.

5.

Limitation of right of access from premises to Hennepin County State Aid Highway Nos. 10 and 18, as evidenced by Document No. 995314. Said rights granted and clarified by Hennepin County as evidenced by Deed filed as Document No. 1384720.

6.

Easement for sanitary sewer purposes over part of premises together with incidental rights granted to the City of Plymouth, as evidenced by Document No. 5236261, dated February 2, 1987, filed March 6, 1987 (also filed as Document No. 1805922 on February 20, 1987 with Registrar of Titles).

7.

Terms, conditions and provisions of that certain Agreement, as evidenced by Document No. 5780416, dated December 28, 1991, filed May 20, 1991 (also filed as Document No. 2261387 on May 19, 1991 with Registrar of Titles), and as amended by Supplemental Allocation Agreement, as evidenced by Document No. 2579659, dated December 20, 1994, filed January 3, 1995, and as further amended by Second Supplemental Allocation Agreement, as evidenced by Document No.             , dated                     , 1998, filed                     , 1998.

8.	DNR protected wetland over part of premises as indicated on the plat of Bass Creek Business Park Addition.

9.

Terms, conditions, provisions and easements contained in that certain Easement Agreement by and between Opus Corporation, a Minnesota corporation, and Fingerhut Corporation, a Minnesota corporation, as evidenced by Document No. 6361289, dated October 31, 1994, filed November 3, 1994 (also filed as Document No. 2564912 on November 3, 1994 with Registrar of Titles), and as

100

amended by Supplemental Agreement in Respect of Easement, as evidenced by Document No. 6424447, dated April 11, 1995, filed May 8, 1995 (also filed as Document No. 2613015 on June 5, 1995 with Registrar of Titles).

10.

Terms and conditions of that certain Resolution 94-409 by the City Council of the City of Plymouth, as evidenced by Document No. 6358580, dated August 1, 1994, filed October 28, 1994 (also filed as Document No. 2563270 on October 28, 1994 with Registrar of Titles).

11.	No right of access exists from premises to Hennepin County State Aid Highway No. 18. Right of access was acquired by Hennepin County as evidenced by Document No. 839142.

12.	No right of access exists from premises to Hennepin County State Aid Highway Nos. 10 and 18. Right of access was acquired by Hennepin County as evidenced by Document No. 3894663.

13.

Terms, conditions and provisions contained in that certain Easement Agreement by and between Schneider (USA) Inc., a Pfizer Company, a Minnesota corporation, and Opus Corporation, a Minnesota corporation, as evidenced by Document No. 5629857, dated August 10, 1989, filed February 22, 1990.

14.	Resolution granting variance as to part of premises granted by the City Council of the City of Plymouth, as evidenced by Document No. 4071478, Resolution No. 74-48.

15.

Restrictions, covenants and conditions contained in that certain Declaration of Covenants and Restrictions as to Issuance of Certificate of Occupancy for Opus Corporation (owner), as evidenced by Document No. 6342113, dated August 24, 1994, filed September 22, 1994.

16.	Matters shown on a current and accurate survey.

17.	Declaration of Private Water Easement dated September , 1998.

101

EXHIBIT “F”

WARRANTIES

Twenty (20) year roof warranty

102

EXHIBIT “G”

UNACCEPTABLE CONTRACTORS

Ryan Construction Company, or any affiliated company.

103

EXHIBIT “H”

Y2K PROVISION

Subcontractor warrants to Opus that all materials and equipment Subcontractor furnishes to Opus under this Contract (and any software contained in the equipment)(collectively, “Equipment”) will include, at no additional cost to Opus, design and performance features and capabilities to ensure that the Equipment will, before, during and after January 1, 2000, (a) perform its functions (and produce correct and valid results) without changes in operation resulting from the date “             , 1999”, any other date or the advent of the twenty-first century; (b) correctly handle, process and store date information and provide date century recognition; (c) perform calculations that accommodate same century and multi-century formulas; and (d) provide date values and date data interface values that correctly identify the century. Subcontractor further warrants to Opus that the Equipment will accurately make all necessary Year 2000 leap year calculations and that such calculations will not result in software, firmware or hardware failures. Opus may consider defective all Equipment not conforming to the standards this section describes. Subcontractor represents to Opus that Subcontractor tested the Equipment to determine whether the Equipment complies with the foregoing requirements.

104

EXHIBIT “I”

PROPOSED KITCHEN EQUIPMENT

1.	Stainless steel Exhaust Hood for 3,500 square feet of kitchen prep space, including all building code required ducting, make-up air (tempered), fire suppression and installation.
2.	Stainless steel Exhaust Hood for 1,250 square feet of Dishwasher space, including all building code required ducting, make-up air (tempered), fire suppression and installation.
3.	Commercial automatic dishwashing equipment and integral conveyor system sized to accomplish three (3) employee “turn” of 250 seating each, or 750 users per day.
4.	Natural gas fired hot water heater the associated piping and exhaust (120 gallon capacity minimum).
5.	Walk-in cooler/refrigerator approximately 8’ x 10’ x 8’ with remote condenser unit(s).
6.	Walk-in freezer approximately 8’ x 10’ x 8’ with remote condenser unit(s).
7.	Eight (8) burner range, gas fired, with a griddle surface.
8.	One (1) triple compartment, gas fired deep fryer (completely installed).
9.	Three (3) triple compartment sinks, with commercial grade food disposals (completely installed).
10.	Three (3) hand sinks (completely installed).
11.	Commercial Ice Maker (400 LB. Minimum) & Storage Bin
12.	One (1) Baker Oven, gas fired (completely installed).
13.	One (1) Pizza Oven, gas fired (completely installed).
14.	Stainless Steel wire racking for dry food storage in an 8’ x 10’ room.
15.	Quarry tile installed throughout kitchen and dishwashing areas.
16.	Two (2) Stand-up reach-in coolers.
17.	Salad bar set-up.
18.	Stainless Steel Soda Dispenser area.

105

EXHIBIT A

PLAN DEPICTING THE SUITE 300 SPACE

[SEE ATTACHED]

EXHIBIT A

EXHIBIT A – FLOOR PLAN FOR SUITE 300 SPACE

Scale NOT TO SCALE

BDH&YOUNG
SPACE DESIGN

EXHIBIT A
Page 2 of 2

EXHIBIT B

SCHEDULE OF PLANS DEPICTING THE COMMON AREA

[SEE ATTACHED]

EXHIBIT B

COMMON AREA – L.L.

Non-Rentable Area
Floor Common Area
Building Common Area
Store Area
Office Area

EXHIBIT B
Page 2 of 6

COMMON AREA – LEVEL 1

Non-Rentable Area
Floor Common Area
Building Common Area
Store Area
Office Area

EXHIBIT B
Page 3 of 6

COMMON AREA – LEVEL 2

Non-Rentable Area
Floor Common Area
Building Common Area
Office Area

EXHIBIT B
Page 4 of 8

COMMON AREA – LEVEL 3

Non-Rentable Area | Floor Common Area | Building Common Area | Store Area | Office Area

EXHIBIT B
Page 5 of 6

COMMON AREA – LEVEL 4

Non-Rentable Area
Floor Common Area
Building Common Area
Store Area
Office Area

EXHIBIT B
Page 6 of 6

EXHIBIT C

DESCRIPTION OF IMPROVEMENTS TO BE MADE TO THE REDUCTION SPACE

Description of Landlord’s Work is a compilation of excerpts from the Contract by & between McData Corporation and Opus Northwest Construction, L.L.C., the November 15, 2005 Construction Cost Estimate and Change Orders #1 and #2, by Opus Northwest Construction L.L.C.

Excerpt from Revised Contract, dated April 21, 2006:

Contractor shall cause to be furnished all of the working drawings and specifications and shall perform all of the work necessary to remodel the building located at 6000 Nathan Lane, Plymouth, Minnesota, to revise same from a single to a multi-tenant building in accordance with this agreement and the scope of work set forth in the Construction Cost Estimate dated 12/2/05 and other design documents to be prepared by or under Contractor and approved by Owner in accordance with this agreement (hereinafter called the “Contract Documents”), and in accordance with applicable building laws and regulations, dimensional aspects of zoning regulations (as opposed to use aspects), safety regulations, and ADA requirements as set forth in Article 19 hereof (hereinafter called the “Work”). Contractor shall cause to be prepared Final Plans and Specifications for the Work in accordance with the Construction Cost Estimate dated 12/2/05.

Excerpt from CONSTRUCTION COST ESTIMATE, dated November 15, 2005:

Scope: Partial remodel of the existing McData Corporation office space to revise the existing building from a standard office building to a high rise building per the City of Plymouth’s interpretation. The construction cost estimate references the Gen. Rev. #4 tenant improvement drawings dated 4.30.99 provided by WCL Associates, Inc.

ITEMS INCLUDED

1.	Design & Construction Schedule:

2.	Interior Finishes:
•

Construction of new walls to deck (1-hour rated) within room #1016 for the new firemen command center (directly behind the receptionist area on first floor). Assume the existing layout of the room (approximately 110 square feet) will work for the new command center. Minimum of 96 square feet required per code.

•	Modify existing acoustical ceiling grid to accommodate 1-hour rated walls to deck. Remove existing millwork (upper and lower base cabinets, countertops) within room #1016.
•	Remove existing carpet and ceramic tile within room #1016 and replace with new carpet as required.

EXHIBIT C

•	Replace wallcovering as required within room #1016.
•	Furnish new wood door, hollow metal frame and associated door hardware for the new door openings:
a.	One (1) new door opening into room #1016 (new command center on first floor).
b.	One (1) new door opening north of elevator lobby #3000 adjacent to door opening 3002.
•	Relocate door opening #3075 to the south of existing door opening #3017.

3.	HVAC/Mechanical Systems:
•	Furnish and install three (3) stairway pressurization fans for stairs A, B, & C.
•	Furnish and install the fans with electrically activated dampers.
•	One option has the fans out on the roof and the other has them suspended inside the building. Both variations can be done at the same cost.
•	Cost includes de-activating the existing smoke hatches.
•	Costs include for normal delivery within four weeks. The manufacturer can expedite for an additional cost.
•	Includes start-up and testing.
•	The costs exclude screening of the fans. According to the proposed locations of the fans the screening would not be required.
•	Any special heating/cooling provisions for the command center are excluded.

4.	Plumbing:
•	Remove and disconnect sink within room #1016 for construction of the new command center.

5.	Electrical/Fire/Fire Alarm Systems:
•	Provide generator power and standard utility power to the new fire pump ATS/Controller. Add new breaker and hardware in the generator to supply this load. Rewire the fire pump from the new controller.
•	Relocate the jockey pump controller and all of the conduits that are in the way of the new ATS.
•	Provide emergency lighting and 120-volt circuits to the new command center on the first floor. There will be one lighting circuit and at least six 120-volt circuits required for the various systems.
•	Install battery backup emergency lights in the command center to supplement the emergency lighting circuitry. (In case generator does not start).
•	Furnish and install a new generator annunciator and remote control package in the command center.
•	Furnish and install the new fire alarm control panel and associated raceways in the new command center.
•	Provide power the new stairway pressurization fans and dampers from an emergency panel. Bring controls back to the command center.

EXHIBIT C

•	Furnish and install raceways in the stairwells (surface mount) for the fire men’s telephone system hardware.
•	Furnish and install power for the access control system hardware within the electrical closets on first floor, command center, and power supplies at each stairwell on first floor.
•	Provide raceways and 120-volt power for the elevator annunciator in the command center.
•	Provide raceways and 120-volt power for the EMS tie in for the roof top units. + Revise the existing Fire Alarm System to provide an Emergency Voice & Communication System.
•

Speakers will be placed throughout the building for voice alert. The existing horn/strobes will be converted to strobes only. Strobes will be added in large conference rooms that are required to have them.

•	Two-way fire department communications will be provided in each stairwell, each elevator lobby, each elevator, and the pump room.
•	+ Controls will be provided for stairwell door unlock/override of the access control system.
•	Controls will be provided for stairwell pressurization. Controls will be added for the 4 AHU’s on the roof for hand/off/auto commands.

6.	Security/Access Control System:
•	Furnish and Install card reader with electric door strike and revise/new door hardware to storeroom lockset to the following door openings:
a.	One (1) new door opening into the command center on first floor.
b.	Relocated door opening #3075 south of elevator lobby #3000.
c.	One (1) new door opening north of elevator lobby #3000.
d.	Existing door opening #3036 east of elevator lobby #3000.
•	Furnish and install card reader with electrified lockset door hardware and electric hinge at the following door openings:
a.	North Stairwell: Door openings #T007, 1007, 1039, 2007, 3007, & 4007.
b.	Center Stairwell: Door openings #T008, 1008, 2008, 3008, 4008, & P008.
c.	South Stairwell: #1013, 2013, 3013, & 4013.
•	All stairwell doors will be modified in the field with an electric raceway to receive the electrified lockset and electric hinge.
•	The panels and power supplies for the additional access control system will be located within the rooms #1102 & 1006.

7.	Fire Sprinkler System:
•	Design for new tenant improvement in accordance with the minimum code requirements of NFPA-13, 14, and 20, local authorities of the City of Plymouth and IS0 Commercial Risk Services.

EXHIBIT C

•	Up-grade to include the removal of the existing fire pump controller and the installation and re-testing of a new fire pump controller with a transfer and existing fire pump.
•	Assumes that the existing system water supply is of sufficient volume and pressure to support the existing system hydraulic requirements.

8.	Elevators:
•

Provide two (2) twisted pair of shielded cable (22 gauge) for each elevator (Eight total cables for the four elevators) for use by the fire alarm system (fire alarm speakers and firemen’s communication jack within each elevator).

9.	Design Services:
•	The design costs for design and construction drawings for building permit and for construction.
•

Assume the City will approve that all stairwell doors will be modified in the field with an electric raceway to receive the electrified lockset and electric hinge. Otherwise new wood doors will be required and are not included within this cost proposal.

ITEMS EXCLUDED

1.	Premium time to complete the required work.
2.	Performance and payment bonds.
3.	Any interior repairs (painting, carpet, drywall, ceiling, etc.) other than the construction of the new command center and the new door openings on 3rd floor.
4.

New doors for the existing stairwell door openings. Assume City will allow for doors to be modified in the field to receive electric raceway within door for inclusion of electrified door lock hardware.

5.	Work table within the command center.
6.	Seismic considerations per Section 403.12.
7.	Fire sprinkler system revisions other than noted above.
8.	Fire watch required and/or desired while existing system is out of service.
9.	Opus’ Project Manager’s time. Costs incurred by building owner.

Design and Construction Team:

•	General Contractor: Opus Northwest Construction L.L.C.
•	Electric: OlympiaTech Electric
•	Mechanical/Plumbing: Albers Mechanical
•	Fire Sprinkler: Gilbert Mechanical
•	Fire Alarm: AFS Systems, Inc. & SimplexGrinnell
•	Elevator: ThyssenKrupp Elevator
•	Security/Access Control: ADT Security Services, Inc.
•	Architect: Opus A&E
•	Owner/Property Manager: Opus Northwest Management, L.L.C.

EXHIBIT C

Change Order #1, dated April 14, 2006:

The following are changes to the original Construction Cost Estimate dated December 2, 2005:

1)	Revisions to the contract amount due to the Access Control System work being purchased directly by McDATA

Change Order #2, pending completion April 2006:

Elevator subcontractor will furnish and install a position indicator box in the fire control room within the McDATA Building. The box will consist of a position indicator for each elevator. Also located within the box will be an emergency and normal power indicator and a fire recall switch.

EXHIBIT C

EXHIBIT D

PROPERTY MANAGEMENT SERVICES TO BE PROVIDED BY TENANT

The Property Management Services are the following:

1D.    Janitorial Service.  Janitorial service in the Suite 300 Space and Common Area five (5) times per week, including cleaning, trash removal, necessary dusting and vacuuming, maintaining towels, tissue and other restroom supplies and such other work specified in the janitorial specifications attached to this Amendment as Exhibit D-1 and incorporated herein by reference (the “Janitorial Specifications”). Tenant will also provide semi-annual interior and exterior window washing and cleaning, and waxing of uncarpeted floors, in accordance with the Janitorial Specifications.

2D.    Electrical Energy.  Electrical energy to the Suite 300 Space for lighting and for operating office machines for general office use on a 24 hour a day, 7 day a week and 365 day a year basis. Electrical energy delivered to the Suite 300 Space is limited to two (2) 112.5 KVA transformers providing a total of 225,000 watts of 120/208 volt power and two (2) 200 amp 277/480 volt lighting panels. In addition Landlord may install, or cause the occupants of the Suite 300 Space to install, at Landlord’s or such occupant’s expense, a 250 amp service from the main electrical switch gear located in the main electrical room of the Building to the computer room located in the Suite 300 Space. Landlord will cause occupants of the Suite 300 Space to not use any equipment requiring electrical energy in excess of the above standards without receiving Landlord’s prior written consent, which Landlord will condition on the occupants paying all costs of installing and maintaining the equipment and facilities necessary to furnish such excess energy and an amount equal to the average cost per unit of electricity for the Building applied to the excess use as reasonably determined either by an engineer mutually selected by Landlord and Tenant or by submeter installed at Landlord’s (or the occupants’) expense. In addition, Tenant will provide electrical energy to the Common Area for lighting and other uses customarily required in connection with the operation of common area in multi-tenant office complexes similar in construction, location, use and occupancy to the Building. Tenant will replace all light bulbs, tubes, ballasts and starters within the Reduction Space at Tenant’s sole cost and expense in accordance with the standards specified on Exhibit D-2 attached hereto and incorporated herein by reference.

3D.    Heating, Ventilation and Air Conditioning.  Heating, ventilation and air conditioning (the “HVAC”) will be provided to the Reduction Space sufficient to maintain temperatures in the Reduction Space that are in Landlord’s reasonable judgment consistent with multi-tenant office complexes similar in construction, location, use and occupancy to the Building. Tenant will provide air conditioning to the Suite 300 Space based on standard lighting and general office use only. All HVAC will be provided on a 24 hour a day, 7 day a week and 365 day a year basis in that portion of the Suite 300 Space depicted on Exhibit D-3 attached hereto and incorporated herein by reference.

EXHIBIT D

4D.    Water.    Hot and cold water within the Suite 300 Space from standard building outlets for lavatory, restroom and drinking purposes on a 24 hour a day, 7 day a week and 365 day a year basis.

5D.    Elevator Service.    Elevator service in the Building to be used by the occupant of the Suite 300 Space in common with Tenant and other occupants of the Building. Tenant may restrict use of elevators for freight purposes to the freight elevator. Elevator service by one (1) passenger elevator and one (1) freight elevator will be provided on a 24 hour a day, 7 day a week and 365 day a year basis and on a security badge only basis. Tenant will issue security badges to all employees of all tenants in the Building upon request at no charge.

6D.    Maintenance and Repair.    Notwithstanding anything contained in this Section 6D to the contrary, it is expressly understood and agreed that pursuant to Section 8.2 of the Lease, Tenant has no obligation to maintain and repair the Landlord items. Except for the Landlord items, Tenant shall maintain and repair the following in such manner and condition as is customarily performed in connection with multi-tenant office complexes similar in construction, location, use and occupancy to the Building: (a) the roof of the Building to the extent not covered by the roof warranty for the Building; (b) the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building and used in common by Tenant and all other occupants of the Building; and (c) all Common Area and the windows, doors, plate glass and the exterior surfaces of walls that are adjacent to Common Area. It is expressly understood and agreed that Landlord will not install, or permit another tenant of the Building to install, any equipment on the roof of the Building without obtaining the prior written consent of Tenant, which consent will not be unreasonably withheld or delayed. In the event Tenant fails to deliver written notice to Landlord either granting or withholding its consent (and in the case of withholding its consent, describing the reasons for withholding its consent in reasonable detail) within five (5) Business Days of delivery of a written request by Landlord for such consent, Tenant will be deemed to have granted its consent. Notwithstanding anything to the contrary in Section 6 of the Amendment to which this Exhibit D is attached and incorporated into by reference, Tenant will perform all obligations of Tenant under that certain Parking Lease between Tenant and United Healthcare Services, Inc., a Minnesota corporation (“UHC”), dated February 1, 2005 and any amendments thereto (the “UHC Parking Lease”).

7D.    Insurance.    Tenant will continue to maintain the casualty insurance and general liability insurance required by the Lease notwithstanding the termination of the Lease as to the Reduction Space.

8D.    Loading Dock Area, Smoking Shelter and Cafeteria.

 8D.1.  Loading Dock and Smoking Shelter.  Operate and provide to all occupants of the Building, at the sole cost and expense of Tenant and without diminution of any products or services that are provided by Tenant to Tenant’s employees as of the date of this Amendment, the loading dock area within the Building

EXHIBIT D

and pre-manufactured smoking shelter on the Property, in the locations and in the manner provided by Tenant as of the date of this Amendment. The loading dock area and pre-manufactured smoking shelter are part of the Common Area. Notwithstanding anything contained in this Section 8D to the contrary, the loading dock will be operated during the hours of 7:00 a.m. to 6:00 p.m. Monday through Friday, and the pre-manufactured smoking shelter will be operated 24 hours a day, 7 days a week and 365 days a year. In the event a tenant of the Building requires use of the loading dock during periods other than the above specified hours, Tenant will permit such tenant to use the loading dock during such other hours upon such tenant’s reasonable advance notice (not less than 24 hours). Such tenant will be required to pay Tenant for the cost and expenses actually incurred and reasonably determined by Tenant in operating the loading dock during such other hours on an hourly basis.

    8D.2.    Cafeteria.    Operate a cafeteria (the “Cafeteria”) in the location and in the manner provided by Tenant as of the date of this Amendment. The Cafeteria will be operated during the hours of 7:00 a.m. to 1:30 p.m. Monday through Friday.

9D.      Payment of Expenses.    Timely pay all real estate taxes, special assessments, insurance premiums, and all other costs and expenses incurred by Tenant in performing its obligations under this Exhibit D.

10D.    Management Staff.    Employ, contract for, supervise, discharge and pay all subcontractors, staff and employees required to perform and manage Tenant’s obligations as required by this Exhibit D.

11D.    Books and Records.    Maintain books and records of account, collect all income and make all necessary disbursements required to perform Tenant’s obligations under this Exhibit D. All books and records will be maintained using the “Tenant Pro 7” property management software prepared by Property Automation Software Corporation, copyright date 2005, and will be open to inspection by Landlord at the office of Tenant during normal business hours.

12D.    Materials.    Purchase or contract for all materials, equipment, tools, appliances, services and supplies required to perform Tenant’s obligations under this Exhibit D.

13D.    Permits and Licenses.    Obtain all federal, state and local licenses, permits and authorizations that may be required to perform Tenant’s obligations under this Exhibit D.

14D.    Tax Returns.    Timely prepare, file and pay all federal, state and local returns or information reports required in connection with the performance of Tenant’s obligations under this Exhibit D, including but not limited to sales use tax, personal property tax and IRS Form 1099 reporting, Tenant, at its expense, will pay all penalties, additional tax and/or interest incurred by Landlord as a result of failure to file any return or report, or to pay any tax due, on a timely basis.

EXHIBIT D

15D.    Customary Management Duties.  Perform upon reasonable request and notice of Landlord such other duties as are customarily, performed by managers of multi-tenant office complexes similar in construction, location, use and occupancy to the Building including, without limitation:

    (a)    Manage, operate and supervise the maintenance of the Property.

    (b)    Make all necessary disbursements for the operation and maintenance of the Property.

    (c)    Be responsible for the timely payment of all real estate taxes and special assessments levied against the Property.

    (d)    Employ, supervise, discharge, and pay all servants and employees deemed necessary by manager to be employed in the maintenance, repair, operation and care of the Property.

    (e)    Contract, on behalf of Landlord, for materials, services and supplies necessary for the proper care, maintenance, repair and operation of the Property. Those services that shall be deemed necessary include, but are not limited to, the services defined as Operating Expenses on Exhibit D-4.

    (f)    Purchase all equipment, tools, appliances, materials, supplies and similar items necessary for the maintenance, repair and operation of the Property.

    (g)    Install and maintain proper and suitable records and books of account in which there shall be properly recorded all receipts and disbursements connected with the management and operation of the Landlord. All books of account shall at all times (during normal business hours) be open to the inspection and audit by Landlord at the office of Tenant on the Property. Upon the Termination Date, the Tenant shall deliver copies of all such records and books of account to Landlord.

    (h)    Apply for all municipal, state or governmental licenses, permits, inspection fees, or other governmental fees that may be required in the operation of the Property.

    (i)    Conduct building inspections of the Property.

    (j)    Prepare, timely file and pay all federal, state and local returns or information reports required in connection with the operation of the Property, including but not limited to sales use tax, personal property tax and IRS Form 1099 reporting. Tenant, at its expense, shall pay all penalties, additional tax and/or interest incurred as a result of failure to file said returns or reports or to pay any tax due thereunder on a timely basis.

    (k)    Procure and maintain appropriate certificates of insurance from all

EXHIBIT D

vendors who supply goods or services to the Property.

(l)      Perform upon request by Landlord such other duties as are customarily performed by managers of similar properties in the area surrounding the location of each Building.

(m)    Insurance. Tenant shall procure statutory workers’ compensation insurance covering all of its servants and employees engaged in the performance of this Agreement and the care, maintenance, operation and protection of the Property. Such policies shall not be cancelled or materially changed without at least thirty (30) days prior written notice to Landlord and Tenant.

(n)     Books and Records. Tenant shall provide Landlord with the following on the Termination Date:

(i)         Reporting package for the previous 12 months including general ledger of all Operating Expenses to tenants,

(ii)        copies of all service contracts with outside vendors,

(iii)       records of all Building equipment and systems tests;

(iv)       permits and licenses,

(v)        all Building equipment and system warranties,

(vi)       list of utility accounts, keys and access card assignment list,

(vii)      all plans, line drawings, manuals and instructions for Building equipment,

(ix)       Building property schedule (tools, computers, software, etc.).

16D.    Final Accounting and Transition.  Upon the Termination Date, submit to Landlord Tenant’s operating expense history and use commercially reasonable efforts to cooperate with Landlord in transitioning the performance of the obligations under this Exhibit D to Landlord or another manager designated by Landlord. Upon the Termination Date, Tenant will also assign to Landlord all unexpired warranties regarding repair and maintenance of the Property.

EXHIBIT D

EXHIBIT D-1
JANITORIAL SPECIFICATIONS

LIST OF GENERAL CLEANING RESPONSIBILITIES COMPLETED FOR
MCDATA CORPORATION

GENERAL AREAS	
Wipe ledges and sills	Daily
Sweep, vacuum and mop tiled floors and/or floor mats	Daily
Dust and/or damp mop baseboards	Weekly
Dust surfaces (no personal items removed)	Daily
Dust door frames and corners	Weekly
Empty trash receptacles & replace liners	Daily
Wipe down reception area desks with cleaning solution	Daily
all vertical and horizontal areas	xxxx
Elevator carpeting vacuumed	Daily
Clean and polish stainless steel elevator doors (both sides) with	Daily
stainless steel cleaner	xxxx
Clean inside of elevator walls with cleaning solution	Weekly
Vacuum main traffic areas	Daily
Vacuum all other carpeted areas	Weekly
Polish wood areas and furniture	Weekly
Clean window sills and floor sills	Weekly
[illegible] and handrails	Weekly
CAFETERIA AND KITCHENETTE AREAS	
Sweep, vacuum and mop tiled floors and/or floor mats	Daily
Vacuum cafeteria area carpeting	Daily
Empty trash receptacles & replace liners	Daily
Empty recycle receptacles & replace liners	Weekly
Clean inside and outside of microwaves	Daily
Wipe with disinfectant countertops and sink	Daily
Wipe with disinfectant cafeteria tables	Daily
Refill soap dispensers	Daily
RESTROOMS	
Sanitize sinks and basins	Daily
Clean, sanitize toilet stools, seats, urinals and outside surfaces	Daily
of dispensers	xxxx
Refill toilet paper, paper towels, lotion and soaps	Daily
Empty trash receptacles & replace liners	Daily
Dust or damp wipe partitions	Weekly
Sweep, dust and mop floors and edges	Daily
Polish mirrors	Daily
CUBICLES	
Empty trash receptacles & replace liners	Daily
Dust cubicles (personal items not moved)	Weekly
Vacuum carpet	Weekly

EXHIBIT D-1
Page 1 of 2

OFFICE AREAS	
Empty trash receptacles & replace liners	Daily
Wipe down furniture with cleaning solution all vertical and horizontal areas (personal items not moved)	Weekly
Vacuum carpets	Weekly
Dust all furniture fixtures and ledges within eye level (personal items not moved)	Weekly
[illegible]	
Empty trash receptacles & replace liners	Daily
[illegible]	[illegible]
Sweep, dust and mop tiled floors	Weekly
General dusting (no personal items removed)	Weekly
Properly arrange furniture upon completion	Daily
Dust and/or damp mop baseboards	Weekly
Damp wipe conference room tables	Daily
Damp wipe conference room table pedestals	Monthly
Damp wipe conference room chair legs	Monthly
RAISED FLOOR LAB AREAS	
Vacuum raised floors open areas with Hepa vacuum	Weekly
Vacuum, dust or sweep tiled floor areas	Weekly
Dust off tables and cabinets (no personal items removed)	Weekly
Empty trash receptacles & replace liners	Daily
TRASH AND RECYCLING	
Pick up trash and cardboard boxes and dispose of collected material in the 30-yard compactor located on the Terrace Level	Daily
Pick up recycling	Weekly

EXHIBIT D-1
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EXHIBIT D-2

LIGHTING STANDARDS

Landlord will replace all light bulbs, tubes, ballasts and starters within the Premises in accordance with the following standards and subject to the provisions of Section 6.1.2 of the Lease:

Light bulbs and tubes to be replaced by Landlord:

F32 T8

FBO 31/835 31 W

F30 T8 CW

60 Par 30 /HAL/NFL 30

CF26DD /835

Ballasts and starters to be replaced by Landlord:

Advance catalog number ICN-2P32-SC

Advance catalog number ICF-2526-HI-LDK

Advance catalog number H1Q18TPW

EXHIBIT D-2

EXHIBIT D-3
PLAN DEPICTING THE 24/7/365 HVAC AREA

LEASE EXHIBIT "D3"- 24/7/365 HVAC AREA (SHADED AREA)
DATA CENTER
BDH YOUNG
SPACE DESIGN

EXHIBIT D-3
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EXHIBIT D-4

OPERATING EXPENSES

“Operating Expenses” means all expenses Landlord incurs in connection with maintaining, repairing and operating the Property, as determined by Landlord’s accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, the following: insurance premiums and deductible amounts under any insurance policy; maintenance and repair costs; steam, electricity, water, sewer, gas and other utility charges; fuel; lighting; window washing; janitorial services; trash and rubbish removal; property association fees and dues and all payments under any mortgages, liens, easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters affecting title to the Property; wages payable to persons at the level of manager and below whose duties are connected with maintaining and operating the Property (but only for the portion of such persons’ time allocable to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called “fringe benefits” paid in connection with such persons (allocated in a manner consistent with such persons’ wages); amounts paid to contractors or subcontractors for work or services performed in connection with maintaining and operating the Property; all costs of uniforms, supplies and materials used in connection with maintaining, repairing and operating the Property; any expense imposed upon Landlord, its contractors or subcontractors pursuant to law or pursuant to any collective bargaining agreement covering such employees; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property; costs of complying with any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect and applicable to the Property or the use or occupancy of the Property; reasonable management fees and the costs (including rental) of maintaining a building or management office in the Building; and such other expenses as may ordinarily be incurred in connection with maintaining and operating an office complex similar to the Property. The term “Operating Expenses” also includes expenses Landlord incurs in connection with public sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operating the Property. The term “Operating Expenses” does not include the cost of any capital improvement to the Property other than replacements required for normal maintenance and repair (and then only to the extent of the reasonable charges for interest paid for the replacement and reasonable charges for depreciation of the replacement so as to amortize the replacement over the reasonable life of the replacement on a straight line basis); the cost of repairs, restoration or other work occasioned by fire, windstorm or other insured casualty other than the amount of any deductible under any insurance policy (regardless whether the deductible is payable by Landlord in connection with a capital expenditure); expenses Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants; legal expenses incident to Landlord’s enforcement of any lease; interest or principal payments on any mortgage or other indebtedness of Landlord; allowance or expense for depreciation or amortization; and the following exclusions:

EXHIBIT D-4

1.        The cost of decorating, redecorating, special cleaning, or other services not provided on a regular basis to all tenants of the Building;

2.        Any costs associated with the initial exterior landscaping for the Property and Common Areas;

3.        Landlord’s general overhead except to the extent it is expended in direct connection with the management and operation of the Property;

4.        Wages, salaries, fees, and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord;

5.        All expenditures that must be capitalized in accordance with generally accepted accounting principles, except those specifically included in the definition of Operating Expenses;

6.        All cost relating to activities for the solicitation and execution of leases for space in the Building;

7.        Costs of initial cleaning of, and rubbish removal from, the Building to be performed prior to final completion of construction of the Building or Common Areas;

8.        The cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building;

9.        Repairs or replacements covered by warranties or guaranties to the extent of service or payment thereunder;

10.      Any insurance premium to the extent that Landlord is entitled to be reimbursed for it by Tenant pursuant to Tenant’s Lease or by any tenant of the Building pursuant to a similar lease other than pursuant to clauses comparable to this Operating Expenses clause and any insurance premium increase caused by re-rating of the Building caused by other tenants’ uses;

11.      The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by a tenant or other party other than by tenants of the Building pursuant to clauses similar to this Operating Expenses clause;

12.      The cost of any work or services performed for or facilities furnished to any tenant of the Premises to a greater extent or in a manner more favorable to such tenant than performed or furnished to Tenant;

13.      Costs, including costs of plans, construction, permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

EXHIBIT D-4

14.      Any costs, fines, or penalties incurred due to violation by Landlord of any law or other governmental rule or authority;

15.      Promotional and advertising expenses;

16.      Attorneys’, accountants’ and other professionals’ fees and expenses incurred in connection with (a) negotiations and disputes with tenants, other occupants, or prospective tenants or other occupants, or (b) a sale of the Building or the Property;

17.      Finance charges, interest and other payments on any mortgages and/or other debt encumbering the Property, or obligation in the nature of a mortgage or other project financing and rental payments on any ground lease or other underlying lease;

18.      The costs resulting from Landlord’s default or from the default of any other tenant;

19.      The costs for any activity (including but not limited to legal fees) associated with the removal, correction or clean up of toxic or hazardous waste in the Building, or Property;

20.      Any charge for Landlord’s income tax, excess profit tax, franchise tax, gross receipts, or like tax on Landlord’s business or resulting from Tenant’s lease with Landlord;

21.      Cost of subscriptions, political donations, professional fees (except as specifically provided in the Lease), travel costs, automobile allowances, entertainment and other dues and donations, except for payments to the Penny Per Square Foot Fund of the Minnesota Chapter of the National Association of Industrial and Office Properties and dues paid to the Building Owners and Managers Association;

22.      Insurance expense and costs incurred for other than Property (including without limitation rent insurance, directors and officers insurance, and personal, general liability insurance for any employee of Landlord); and

23.      Any changes that would result in Landlord collecting in excess of 100% of all Operating Expenses, except permitted management fees.

Notwithstanding the foregoing, if Landlord installs equipment in, or makes improvements or alterations to, the Property to reduce energy, maintenance or other costs, or to comply with any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect and applicable to the Property or the use or occupancy of the Property, Landlord may include in Operating Expenses reasonable charges for interest paid on the investment and reasonable charges for depreciation of the investment so as to amortize the investment over the reasonable life of the equipment, improvement or alteration on a straight line basis.

EXHIBIT D-4

EXHIBIT E
PLAN DEPICTING THE SUITE 350 DATA CENTER

EXHIBIT "E"
SUITE 350
SUITE 350
SUITE 350
NOT TO SCALE
BDH&YOUNG
SPACE DESIGN

EXHIBIT E
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